UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 23, 2008

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OMNI FINANCIAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Georgia	001-33014	58-1990666
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
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Six Concourse Parkway, Suite 2300, Atlanta, Georgia 30328
 (Address of principal executive offices)
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(770) 396-0000
(Registrant’s telephone number, including area code)
_______________________________

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 20, 2008, Omni Financial Services, Inc. (the “Company”) received a written Staff Determination Notice from the Nasdaq Stock Market (“NASDAQ”) stating that the Company is not in compliance with Nasdaq’s Marketplace Rule 4310(c)(14) because it did not timely file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 (the “10-Q”), and that its common stock is therefore subject to delisting from the Nasdaq Global Market.  The Company previously received a similar letter on April 17, 2008 with respect to the timely filing of its 10-K for the year ended December 31, 2007 and disclosed that event in an 8-K filing dated April 23, 2008.  Rule 4310(c)(14) requires the Company to make, on a timely basis, all filings with the Securities and Exchange Commission (the “SEC”) as required by the Securities Exchange Act of 1934, as amended.  The Company issued a press release on May 23, 2008 that disclosed its receipt of this notice from Nasdaq.  A copy of the press release is attached hereto as Exhibit 99.1.

On May 15, 2008, the Company filed a Form 12b-25 with the SEC relating to the late filing of its 10-Q.  The information in the Company’s Form 12b-25 is incorporated by reference herein.

Nasdaq rules permit a company that has received a delisting notification to request a hearing with a Nasdaq Listing Qualifications Panel to appeal the staff’s determination to delist its stock.  The Company has requested and received a date of June 5, 2008 for the hearing.  There can be no assurance that the panel will grant the Company’s request for continued listing.  Pending a decision by the panel, the Company’s shares will remain listed on the Nasdaq Global Market.

Item 9.01	Financial Statements and Exhibits

Exhibit 99.1	Press release dated May 23, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNI FINANCIAL SERVICES, INC.

Dated: May 23, 2008	By:	/s/ Shaun Williams
		Name:	Shaun Williams
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number

99.1	Press release dated May 23, 2008.